Exhibit 3.3

BYLAWS OF

THUMZUP MEDIA CORPORATION,

a Nevada corporation

ARTICLE 1. SHAREHOLDERS

1.1. Annual Meeting. The annual meeting of the shareholders of this Corporation shall be held at the time and place designated by the Board of Directors of the Corporation, for the purpose of electing directors of the corporation to serve during the ensuing year and for the transaction of such other business as may properly come before the meeting.

1.2. Special Meetings.

(a) Special meetings of the shareholders may be called by the chairman, the president or the Board of Directors and shall be called by the chairman, the president or the Board of Directors, or at the written request of the holders of not less than ten percent (10%) of the voting power of any class of the corporation’s stock entitled to vote on the matter or matters to be acted upon at such meeting.

(b) No business shall be acted upon at a special meeting except as set forth in the notice calling the meeting, unless one of the conditions for the holding of a meeting without notice set forth in Section 1.5 of these Bylaws shall be satisfied, in which case any business may be transacted and the meeting shall be valid for all purposes.

1.3. Place of Meetings. Any meeting of the shareholders of the corporation may be held at its registered office in the State of Nevada or at such other place in or out of the United States as the Board of Directors may designate. A waiver of notice signed by shareholders entitled to vote may designate any place for the holding of such meeting.

1.4. Notice of Meetings.

(a) The president, a vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors shall sign and deliver written notice of any meeting at least ten (10) days, but not more than sixty (60) days, before the date of such meeting. The notice shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called.

(b) In the case of an annual meeting, any proper business may be presented for action, except that action on any of the following items shall be taken only if the general nature of the proposal is stated in the notice:

(1) Action with respect to any contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any corporation, firm or association in which one or more of the corporation’s directors or officers is a director or officer or is financially interested;

(2) Adoption of amendments to the Articles of Incorporation; or

(3) Action with respect to a merger, share exchange, reorganization, partial or complete liquidation or dissolution of the corporation.

(c) A copy of the notice shall be posted on SEC.gov for viewing of each shareholder of record entitled to vote at the meeting.

(d) The written certificate of the individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached, the date the notice was mailed or personally delivered to the shareholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice.

(e) Any shareholder may waive notice of any meeting by a signed writing, either before or after the meeting.

1.5. Meeting Without Notice.

(a) Whenever all persons entitled to vote at any meeting consent, either by:

(1) A writing on the records of the meeting or filed with the secretary;

(2) Presence at such meeting and oral consent entered on the minutes;

or

(3) Taking part in the deliberations at such meeting without objection; the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed.

(b) At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

(c) If any meeting be irregular for want of notice or for such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

(d) Such consent or approval may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

1.6. Determination of Shareholders of Record.

(a) For the purpose of determining the shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

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(b) If no record date is fixed, the record date for determining shareholders:

(i) entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is expressed; and (iii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

1.7. Quorum; Adjourned Meetings.

(a) At the shareholders’ meetings, the holders of at least 33.3% of the entire issued and outstanding voting stock of the corporation, represented in person or by proxy, shall constitute a quorum for all purposes of such meetings. If, on any issue, voting by classes is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least 33.3% of the voting power within each such class is necessary to constitute a quorum of each such class.

(b) If a quorum is not represented, a majority of the voting power so represented may adjourn the meeting from time to time until holders of the voting power required to constitute a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a shareholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum of the voting power.

1.8. Voting.

(a) Unless otherwise provided in the Articles of Incorporation or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each shareholder of record, or such shareholder’s duly authorized proxy or attorney-in-fact, shall be entitled to one (1) vote for each share of voting stock standing registered in such shareholder’s name on the record date.

(b) Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual on the record date (including pledged shares) shall be cast only by that individual or such individual’s duly authorized proxy, attorney-in-fact, or voting trustee(s) pursuant to a voting trust. With respect to shares held by a representative of the estate of a deceased shareholder, guardian, conservator, custodian or trustee, votes may be cast by such holder upon proof of capacity, even though the shares do not stand in the name of such holder. In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand in the name of the receiver; provided, however, that the order of the court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand in the name of a minor, votes may be cast only by the duly appointed guardian of the state of such minor if such guardian has provided the corporation with written proof of such appointment.

(c) With respect to shares standing in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast:

(i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including the officer making the authorization) authorized in writing to do so by the chairman of the board of directors, president or any vice- president of such corporation and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such shareholder upon presentation to the corporation of satisfactory evidence of his authority to do so.

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(d) Notwithstanding anything to the contrary herein contained, no votes may be cast for shares owned by this corporation or its subsidiaries, if any. If shares are held by this corporation or its subsidiaries, if any, in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the corporation holding the same binding instruction on how to vote.

(e) Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

(f) With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

(1) If only one person votes, the vote of such person binds all.

voting binds all.

(2) If more than one person casts votes, the act of the majority so

(3) If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

(g) If a quorum is present, unless the Articles of Incorporation provide for a different proportion, the affirmative vote of holders of at least a majority of the voting power represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless voting by classes is required for any action of the shareholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the affirmative vote of holders of at least a majority of the voting power of each such class shall be required.

1.9. Proxies. At any meeting of shareholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. No proxy is valid after the expiration of six (6) months from the date of its creation, unless it is coupled with an interest or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed seven (7) years from the date of its creation. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

1.10. Order of Business. At the annual shareholder’s meeting, the regular order of business shall be as follows:

or by proxy;

(a) Determination of shareholders present and existence of quorum, in person

(b) Reading and approval of the minutes of the previous meeting or meetings;

(c) Reports of the Board of Directors, and, if any, the president, treasurer and secretary of the corporation;

(d) Reports of committees;

(e) Election of directors;

(f) Unfinished business;

(g) New business;

(h) Adjournment.

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1.11. Absentees’ Consent to Meetings. Transactions of any meeting of the shareholders are as valid as though had at a meeting duly held after regular call and notice if a quorum is represented, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not represented in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally required to be included therein), signs a written waiver of notice and/or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice or consent, except as otherwise provided in Section 1.4(a) and (b) of these Bylaws.

1.12. Telephonic Meetings. Stockholders may participate in a meeting of the stockholders by means of a telephonic conference or similar method of communication by which all individuals participating in the meeting can hear each other. Participation in a meeting pursuant to this section 1.12 constitutes presence in person at the meeting.

1.13. Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent thereto is signed by holders of the voting power of the corporation that would be required at a meeting to constitute the act of the shareholders. Whenever action is taken by written consent, a meeting of shareholders need not be called or notice given. The written consent may be signed in counterparts.

ARTICLE 2. DIRECTORS

2.1. Number, Tenure and Qualifications. Unless a larger number is required by the laws of the State of Nevada or the Articles of Incorporation or until changed in the manner provided herein, the Board of Directors of the corporation shall consist of at least one (1) but not more than five (5) who shall be elected at the annual meeting of the shareholders of the corporation and who shall hold office for one (1) year or until his or her successor or successors are elected and qualify. A director need not be a shareholder of the corporation.

2.2. Change in Number. Subject to any limitations in the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, the number of directors may be changed from time to time by resolution adopted by the Board of Directors or fifty-one percent (51%) or more of the shareholders entitled to vote, so long as a quorum of thirty-three and one-third percent (33.3%) has been met.

2.3. Reduction in Number. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

2.4. Resignation. Any director may resign effective upon giving written notice to the chairman of the Board of Directors, the president, the secretary or in the absence of all of them, any other officer, unless the notice specifies a later time for effectiveness of such resignation. A majority of the remaining directors, though less than a quorum, may appoint a successor to take office when the resignation becomes effective, each director so appointed to hold office during the remainder of the term of office of the resigning director.

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2.5. Removal.

(a) The Board of Directors of the corporation, by majority vote, may declare vacant the office of a director who has been declared incompetent by an order of a court of competent jurisdiction or convicted of a felony.

(b) Any director may be removed from office by the vote or written consent of shareholders representing not less than fifty-one percent (51%) of the voting power of the issued and outstanding stock entitled to vote, except that if the corporation’s Articles of Incorporation provide for the election of directors by cumulative voting, no director may be removed from office except upon the vote of shareholders owning sufficient shares to have prevented such director’s election to office in the first instance.

2.6. Vacancies.

(a) All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, unless it is otherwise provided in the Articles of Incorporation or unless in the case of removal of a director, the shareholders by a majority of voting power shall have appointed a successor to the removed director. Subject to the provisions of Section 2.6(b) of these Bylaws, (i) in the case of the replacement of a director, the appointed director shall hold office during the remainder of the term of office of the replaced director, and (ii) in the case of an increase in the number of directors, the appointed director shall hold office until the next meeting of shareholders at which directors are elected.

(b) If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of ten percent (10%) or more of the total voting power entitled to vote may call a special meeting of the shareholders to elect the entire Board of Directors. The term of office of any director shall terminate upon such election of a successor.

2.7. Annual and Regular Meetings. Immediately following the adjournment of, and at the same place as, the annual or any special meeting of the shareholders at which directors are elected other than pursuant to Section 2.6 of these Bylaws, the Board of Directors, including directors newly elected, shall hold its annual meeting without notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date and hour for holding regular meetings between annual meetings.

2.8. Special Meetings. Special meetings of the Board of Directors may be called by the chairman, or if there be no chairman, by the president or secretary and shall be called by the chairman, the president or the secretary upon the request of one (1) director. If the chairman, or if there be no chairman, both the president and secretary, refuses or neglects to call such special meeting, a special meeting may be called by notice signed by one (1) director.

2.9. Place of Meetings. Any regular or special meeting of the directors of the corporation may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate. A waiver of notice signed by directors may designate any place for the holding of such meeting.

2.10. Notice of Meetings. Except as otherwise provided in Section 2.7 of these Bylaws, there shall be delivered to all directors, at least forty-eight (48) hours before the time of such meeting, a copy of a written notice of any meeting by delivery of such notice personally by mailing such notice postage prepaid or by email. Such notice shall be addressed in the manner provided for notice to shareholders in Section 1.4(c) of these Bylaws. If mailed, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid. Any director may waive notice of any meeting, and the attendance of a director at a meeting shall constitute waiver of such notice; provided, however, that attendance at a meeting for the express purpose of objecting to the transaction of business thereat because the meeting is not properly called or convened shall not constitute presence nor a waiver of notice for purposes hereof.

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2.11. Quorum; Adjourned Meetings.

(a) A majority of the directors in office, at a meeting duly assembled, are necessary to constitute a quorum for the transaction of business.

(b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

2.12. Board of Directors’ Decisions. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

2.13. Telephonic Meetings. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference or similar method of communication by which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this Section 2.13 constitutes presence in person at the meeting.

2.14. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the Board of Directors or committee.

2.15. Powers and Duties.

(a) Except as otherwise restricted by the laws of the State of Nevada or the Articles of Incorporation, the Board of Directors has full control over the affairs of the corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the corporation to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the corporation with such powers, including the power to subdelegate, and upon such terms as may be deemed fit.

(b) The Board of Directors may present to the shareholders at annual meetings of the shareholders, and when called for by a majority vote of the shareholders at an annual meeting or a special meeting of the shareholders shall so present, a full and clear report of the condition of the corporation.

(c) The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the shareholders or any special meeting properly called for the purpose of considering any such contract or act, provided a quorum is present.

2.16. Compensation. The directors and members of committees shall be allowed and paid all necessary expenses incurred in attending any meetings of the Board of Directors or committees. Subject to any limitations contained in the laws of the State of Nevada, the Articles of Incorporation or any contract or agreement to which the corporation is a party, directors may receive compensation for their services as directors as determined by the Board of Directors, but only during such times as the corporation may legally declare and pay distributions on its stock, unless the payment of such compensation is first approved by the shareholders entitled to vote for the election of directors.

2.17. Board of Directors; Officers.

(a) At its annual meeting, the Board of Directors shall elect, from among its members, a chairman of the corporation and who shall preside at meetings of the Board of Directors and may preside at meetings of the shareholders. The Board of Directors may also elect such other officers, including a chief executive officer, of the Board of Directors and for such term as it may, from time to time, determine advisable. The Corporation may have at the discretion of the Board of Directors, a Chairman of the Board of Directors and a Lead Director. The Chairman of the Board of Directors, or the Lead Director, shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe or as may be prescribed by these Bylaws.

(b) Any vacancy in any office of the Board of Directors because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

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2.18. Order of Business. The order of business at any meeting of the Board of Directors shall be as follows:

(a)	Determination of members present and existence of quorum;

(b)	Reading and approval of the minutes of any previous meeting or meetings;

(c)	Reports of officers and committeemen;

(d)	Election of officers (annual meeting);

(e)	Unfinished business;

(f)	New business;

(g)	Adjournment.

ARTICLE 3. OFFICERS

3.1. Election. The Board of Directors, at its annual meeting, shall elect a president, a secretary and a treasurer to hold office “At Will”, or for a term of one (1) year or until their successors are chosen and qualify. Any individual may hold two (2) or more offices. The Board of Directors may, from time to time, by resolution, elect one (1) or more vice-presidents, assistant secretaries and assistant treasurers and appoint agents of the corporation, prescribe their duties and fix their compensation.

3.2. Removal; Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by it with or without cause. Any officer may resign at any time upon written notice to the corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the corporation and such officer or agent.

3.3. Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

3.4.President.

(a) While the president may also be the chief executive officer, or operations officer of the corporation, subject to the supervision and control of the Board of Directors, and shall direct the corporate affairs, with full power to execute all resolutions and orders of the Board of Directors not expressly delegated to some other officer or agent of the corporation. If the chairman of the Board of Directors elects not to preside, or is absent, the Lead Director shall preside at meetings of the shareholders and Board of Directors and perform such other duties as shall be prescribed by the Board of Directors.

(b) The president shall have full power and authority on behalf of the corporation to attend and to act and to vote, or designate such other officer or agent of the corporation to attend and to act and to vote, at any meetings of the shareholders of any corporation in which the corporation may hold stock and, at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock. The Board of Directors, by resolution from time to time, may confer like powers on any person or persons in place of the president to exercise such powers for these purposes.

(c) The President may also be the Chief Operating Officer of the corporation, subject to the control and direction of the Board of Directors and the Chairman of the Board. He shall report to the Chairman of the Board and keep the Chairman of the Board informed concerning the affairs and condition of the business of the Company. He shall have such other powers and duties as may from time to time be prescribed by these Bylaws, by resolution of the Board of Directors, or by the Chairman of the Board. In the absence of incapacity of the Chairman of the Board, he shall preside as Chairman at all meetings of the stockholders or the Board of Directors.

(d) The Chief Operating Officer (if the Company chooses to have one) shall have duty of supervision, control and management of the day-to-day operations of the corporation, subject only to directions from the Board of Directors with regard to the affairs of the corporation. The Chief Operating Officer shall perform any and all other duties as shall be prescribed by the Board of Directors.

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3.5. Vice Presidents. The Board of Directors may elect one or more vice-presidents who shall be vested with all the powers and perform all the duties of the president whenever the president is absent or unable to act and such other duties as shall be prescribed by the Board of Directors or the president.

3.6. Secretary. The secretary shall keep, or cause to be kept, the minutes of proceedings of the shareholders and the Board of Directors in books provided for that purpose. The secretary shall attend to the giving and service of all notices of the corporation, may sign with the president in the name of the corporation all contracts in which the corporation is authorized to enter, shall have the custody or designate control of the corporate seal, shall affix the corporate seal to all certificates of stock duly issued by the corporation, shall have charge or designate control of stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or appropriate committee may direct, and shall, in general, perform all duties incident to the office of the secretary.

3.7. Assistant Secretaries. The Board of Directors may appoint one or more assistant secretaries who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the secretary.

3.8. Treasurer. The treasurer shall be the chief financial officer of the corporation, subject to the supervision and control of the Board of Directors and shall have custody of all the funds and securities of the corporation. When necessary or proper, the treasurer shall endorse on behalf of the corporation for collection checks, notes and other obligations; shall deposit all monies to the credit of the corporation in such bank or banks or other depository as the Board of Directors may designate; and shall sign all receipts and vouchers for payments made by the corporation. Unless otherwise specified by the Board of Directors, the treasurer may sign with the president all bills of exchange and promissory notes of the corporation, shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities and such other property belonging to the corporation as the Board of Directors shall designate, and shall sign all papers required by law, by these Bylaws or by the Board of Directors to be signed by the treasurer. The treasurer shall enter, or cause to be entered, regularly in the financial records of the corporation, to be kept for that purpose, full and accurate accounts of all monies received and paid on account of the corporation and, whenever required by the Board of Directors, the treasurer shall render a statement of any or all accounts. The treasurer shall at all reasonable times exhibit the books of account to any director of the corporation and shall perform all acts incident to the position of treasurer subject to the control of the Board of Directors.

The treasurer shall, if required by the Board of Directors, give bond to the corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of treasurer and for restoration to the corporation, in the event of the treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the treasurer’s custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

3.9. Assistant Treasurers. The Board of Directors may appoint one or more assistant treasurers who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the treasurer.

The assistant treasurer shall, if required by the Board of Directors, give bond to the corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of assistant treasurer and for restoration to the corporation, in the event of the assistant treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the assistant treasurer’s custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

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ARTICLE 4. CAPITAL STOCK

4.1. Issuance. Shares of the corporation’s authorized stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreement to which the corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

4.2. Certificates. Ownership in the corporation may be evidenced by certificates for shares of stock in such form as shall be prescribed by the Board of Directors, shall be under the seal of the corporation and shall be manually signed by the president or a vice-president and also by the secretary or an assistant secretary; provided, however, whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of said officers of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the corporation uses facsimile signatures of its officers on its stock certificates, it shall not act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns any stock certificates in both capacities. Each certificate, if certificates are issued, shall contain the name of the record holder, the number, designation, if any, class or series of shares represented, a statement or summary of any applicable rights, preferences, privileges or restrictions thereon and a statement, if applicable, that the shares are assessable. All certificates shall be consecutively numbered. If provided by the shareholder, the name, address and federal tax identification number of the shareholder, the number of shares, and the date of issue shall be entered in the stock transfer records of the corporation.

4.3. Surrendered; Lost or Destroyed Certificates. All certificates surrendered to the corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any shareholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the treasurer or the Board of Directors shall require which shall indemnify the corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

4.4. Replacement Certificate. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the corporation with another corporation or the reorganization of the corporation, to cancel any outstanding certificate for shares and issue a new certificate thereof conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of shareholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

4.5. Transfer of Shares. No transfer of stock shall be valid as against the corporation except on surrender and cancellation of the certificates therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the corporation.

4.6. Transfer Agent; Registrars. The Board of Directors may appoint one or more transfer agents, transfer clerk and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agent, transfer clerk and/or registrar of transfer.

4.7. Stock Transfer Records. The stock transfer records shall be closed for a period of at least ten (10) days prior to all meetings of the shareholders and shall be closed for the payment of distributions as provided in Article 5 of these Bylaws and during such periods as, from time to time, may be fixed by the Board of Directors, and, during such periods, no stock shall be transferable for purposes of Article 5 of these Bylaws and no voting rights shall be deemed transferred during such periods. Subject to the foregoing limitations, nothing contained herein shall cause transfers during such periods to be void or voidable.

4.8. Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the corporation’s stock.

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ARTICLE 5. DISTRIBUTIONS

Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of corporate stock or any other medium. The Board of Directors may fix in advance a record date, as provided in Section 1.6 of these Bylaws, prior to the distribution for the purpose of determining shareholders entitled to receive any distribution. The Board of Directors may close the stock transfer books for such purpose for a period of not more than ten (10) days prior to the date of such distribution.

ARTICLE 6. RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

6.1. Records. All original records of the corporation shall be kept by or under the direction of the secretary or at such places as may be prescribed by the Board of Directors.

6.2. Officers’ and Directors’ Right of Inspection. Every officer and director shall have the absolute right at any reasonable time for a purpose reasonably related to the exercise of such individual’s duties to inspect and copy all of the corporation’s books, records and documents of every kind and to inspect the physical properties of the corporation and/or any subsidiary corporations. Such inspection may be made in person or by agent or attorney.

6.3. Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed, affixed, reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the corporation shall have the authority to affix the seal to any document requiring it.

6.4. Fiscal Year-End. The fiscal year-end of the corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

6.5. Reserves. The Board of Directors may create, by resolution, such reserves as the directors may, from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions or to repair or maintain any property of the corporation, or for such other purposes as the Board of Directors may deem beneficial to the corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.

6.6. Required Authorization for Obligations. No agreement, contract or obligation (other than checks in payment of indebtedness incurred by authority of the Board of Directors) involving the payment of monies or the credit of the corporation for more than Two Hundred Fifty Thousand Dollars ($250,000), shall be made without the authorization by resolution of the Board of Directors, or of an executive committee acting as such.

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ARTICLE 7. INDEMNIFICATION

7.1. Indemnification and Insurance.

(a) Indemnification of Directors and Officers.

(1) For purposes of this Article 7, (A) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust or other enterprise; and

(B) “Proceeding” shall mean any threatened, pending or completed action or suit (including, without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative.

(2) Each Indemnitee shall be indemnified and held harmless by the corporation for all actions taken by him or her and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada law, against all expenses, liability and loss (including, without limitation, attorneys’ fees, costs, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding.

(3) Indemnification pursuant to this Section 7.1 shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

(b) Indemnification of Employees and Other Persons. The corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

(c) Non-Exclusivity of Rights. The rights to indemnification provided in this Article 7 shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the corporation’s Articles of Incorporation or Bylaws, agreement, vote of shareholders or directors or otherwise.

(d) Insurance. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

(e) Other Financial Arrangements. The other financial arrangements which may be made by the corporation may include the following:

(i)	the creation of a trust fund;

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(ii)	the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; or (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f) Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the corporation. In the absence of fraud:

(1) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 7.1 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(2) the insurance or other financial arrangement;

(i)	is not void or voidable; and

(ii)	does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

7.2. Amendment. The provisions of this Article 7 relating to indemnification shall constitute a contract between the corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 7.2. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article 7 which is adverse to any director or officer shall apply to such director or officer only on a prospective basis and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article 7 so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the corporation then serving, or (b) by the shareholders as set forth in Article 8 hereof; provided, however, that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

7.3. Changes in Nevada Law. References in this Article 7 to Nevada law or to any provision thereof shall be to such law as it existed on the date this Article 7 was adopted or as such law thereafter may be changed; provided, however, that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in the corporation’s Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the corporation, without the requirement of any further action by the shareholders or directors, to limit further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

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ARTICLE 8. AMENDMENT OR REPEAL

Except as otherwise restricted in the Articles of Incorporation or these Bylaws:

1. Any provision of these Bylaws may be altered, amended or repealed at the annual or any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.

2. These Bylaws may also be altered, amended or repealed at a duly convened meeting of the shareholders by the affirmative vote of the holders of fifty-one percent (51%) of the voting power of the corporation present to vote at that meeting, assuming a quorum of thirty-three and one-third percent (33.3%) of all shareholders has been met. The shareholders may provide by resolution that any Bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.

CERTIFICATION

The undersigned duly elected secretary of the corporation, does hereby certify that the foregoing Bylaws were adopted by the Board of Directors and are effective as of the 29th day of May, 2024.

/s/ Robert Steele
Robert Steele, Secretary